Exhibit 99.1

www.brileyfin.com

B. Riley Financial Announces Record Results for Second Quarter 2019 and Increases Quarterly Cash Dividend

Reports record revenues of $164.7 million, adjusted EBITDA of $52.9 million, net income of $22.2 million

Declares regular dividend of $0.175 per share and special dividend of $0.325 per share

LOS ANGELES, August 01, 2019 – B. Riley Financial, Inc. (NASDAQ:RILY) (the “Company”), a diversified financial services company which operates through several wholly-owned subsidiaries, today announced results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

●	Total revenues of $164.7 million

●	Net income of $22.2 million or $0.82 per diluted share

●	Adjusted EBITDA of $52.9 million

●	Adjusted net income of $28.3 million or $1.05 per diluted share

“Our strong performance demonstrates successful execution in diversifying our revenue while continuing to improve profitability across our distinct businesses. Our record results were primarily driven by the completion of several retail liquidation projects and an increase in investment banking revenues over the prior quarter. GlassRatner and magicJack have contributed meaningfully to our results, while appraisal and wealth management maintain steady contributions,” said Bryant Riley, Chairman and Co-CEO, B. Riley Financial. “The increase in our regular quarterly dividend to $0.175 reflects continued confidence in our long-term outlook and reinforces our commitment to deliver strong returns to shareholders. We remain excited by the proprietary investment opportunities that our growing platform offers, and we expect continued momentum in our business as we look ahead.”

Second Quarter 2019 Financial Summary

For the three-month period ending June 30, 2019, total revenues increased to $164.7 million, up from $125.5 million in revenues for the second quarter of 2018.

●	Capital Markets Segment: Revenues increased to $94.2 million from $77.8 million for the same year ago period. The year-over-year increase was primarily driven by the addition of GlassRatner, which the Company acquired on August 1, 2018, and income from investments. Segment income increased to $24.4 million from $12.0 million for the same year ago period. Improved performance from investment banking contributed to an increase from the prior quarter which recorded segment revenue of $85.3 million and segment income of $13.9 million for the first quarter of 2019.

●	Auction and Liquidation Segment: Revenues increased to $34.9 million from $26.8 million for the same year ago period. Segment income increased to $17.8 million from $16.3 million for the same year ago period. The increase was driven by the completion of several retail liquidation projects during the quarter. Results also increased compared to the first quarter of 2019 which recorded revenues of $20.7 million and segment income of $11.5 million. Results for this segment are expected to vary from quarter-to-quarter and year-to-year due to the episodic and cyclical nature of the retail liquidation industry in which Great American Group conducts business.

●	Valuation and Appraisal Segment: Revenues for Great American Group Advisory & Valuations Services increased to $9.7 million from $9.5 million for the same year ago period. Segment income totaled $2.7 million compared to $2.9 million for the same year ago period. Results for this segment remain relatively steady quarter-over-quarter.

●	Principal Investments Segment: Revenues increased to $25.8 million compared to $11.4 million for the same year ago period. Segment income increased to $7.8 million compared to $4.7 million for the same year ago period. The increase in segment revenue and income was primarily driven by the acquisition of magicJack on November 14, 2018. Results for this segment also include contributions from United Online.

B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

Net income attributable to B. Riley Financial increased to $22.2 million or $0.82 per diluted share compared to $17.0 million or $0.64 per diluted share for the same year ago period.

Adjusted EBITDA increased to $52.9 million for the second quarter of 2019 compared to $41.4 million for the same year ago period. Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring, share-based payments, and transaction related and other costs. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

Adjusted net income increased to $28.3 million or $1.05 per diluted share compared to $22.8 million or $0.86 per diluted share for the same year ago period, and $16.4 million or $0.61 per diluted share for the first quarter of 2019. Adjusted net income excludes the impact of share-based payments, amortization of intangible assets, restructuring costs, transaction related and other costs, and tax impact of aforementioned adjustments. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

As of June 30, 2019, the Company had $55.6 million in cash and cash equivalents, $29.2 million due from clearing brokers, $5.3 million in advances against customer contracts, $250.5 million of loans receivable, $227.5 million in net securities and other investments owned, and $664.6 million of total debt. The Company had a net cash and investments balance of approximately $13 million, net of debt. The investment balance includes approximately $107 million in equity investments and deposits included in prepaid expenses and other assets.

During the quarter, the Company announced the repurchase of approximately 638,000 warrants representing over two percent of total shares outstanding at June 30, 2019. Total B. Riley Financial stockholders’ equity increased to $276.5 million as of June 30, 2019.

Declaration of Dividend

The Company’s Board of Directors declared an increase to the regular quarterly dividend from $0.08 per share to $0.175 per share. The Board of Directors also declared a special dividend of $0.325 per share, when combined with the $0.175 regular dividend, amounts to a total cash dividend of $0.50, which will be paid on or about August 29, 2019 to stockholders of record as of August 15, 2019.

Conference Call

Bryant Riley, Chairman and Co-CEO; Tom Kelleher, Co-CEO; and Phillip Ahn, CFO and COO, will host a conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the Company’s financial and operational results, followed by a question and answer period.

Please call the conference line 10 minutes prior to the start time and an operator will register your name and organization. The live broadcast and archive will be available on the Company’s investor relations website.

B. Riley Financial Q2 2019 Earnings Call Details

Date:	Thursday, August 1, 2019
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-Free:	1-855-327-6837
International:	1-631-891-4304

Replay Dial-In (expires on Thursday, August 8, 2019)

Toll-Free:	1-844-512-2921
International:	1-412-317-6671
Replay Pin:	10007337

For more information, visit ir.brileyfin.com.

About B. Riley Financial

B. Riley Financial (NASDAQ:RILY) provides collaborative financial services and solutions tailored to fit the capital raising and financial advisory needs of public and private companies and high-net-worth individuals. The Company operates through several wholly-owned subsidiaries, including B. Riley FBR, a full-service investment bank and institutional brokerage; Great American Group, a leading provider of asset disposition, appraisal, corporate advisory and valuation services; GlassRatner, a specialty financial advisory services and consulting firm; B. Riley Wealth Management, B. Riley Asset Management and B. Riley Alternatives, which offer investment management to institutional and high net worth investors; Great American Capital Partners, which originates and underwrites senior secured loans for asset-rich companies; and B. Riley Principal Investments, which invests in or acquires companies and assets with attractive return profiles. For more information, visit www.brileyfin.com.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company’s anticipated results of operations for 2019, expectations regarding the size and consistency of returns, expectations regarding market dynamics, as well as statements regarding our excitement and the expected grown of our business segments. Other factors that could adversely affect our operating results and cash flows include (without limitation) those risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, transaction and other expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$55,609	$179,440
Restricted cash	2,635	838
Due from clearing brokers	29,245	37,738
Securities and other investments owned, at fair value	270,290	273,577
Securities borrowed	759,921	931,346
Accounts receivable, net	56,450	42,123
Due from related parties	4,318	1,729
Advances against customer contracts	5,322	—
Loans receivable	250,521	38,794
Prepaid expenses and other assets	140,817	79,477
Operating lease right-of-use assets	50,943	—
Property and equipment, net	13,997	15,523
Goodwill	220,181	223,368
Other intangible assets, net	82,765	91,358
Deferred income taxes	35,969	42,399
Total assets	$1,978,983	$1,957,710
Liabilities and Equity
Liabilities:
Accounts payable	$2,136	$5,646
Accrued expenses and other liabilities	93,832	108,662
Deferred revenue	68,097	69,066
Due to related parties and partners	1,563	2,428
Securities sold not yet purchased	42,754	37,623
Securities loaned	759,109	930,522
Mandatorily redeemable noncontrolling interests	4,224	4,633
Operating lease liabilities	65,499	—
Notes payable	1,193	1,550
Term loan	80,916	79,166
Senior notes payable	582,482	459,754
Total liabilities	1,701,805	1,699,050

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 26,919,941 and 26,603,355 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.	3	2
Additional paid-in capital	255,865	258,638
Retained earnings	22,424	1,579
Accumulated other comprehensive loss	(1,824)	(2,161)
Total B. Riley Financial, Inc. stockholders’ equity	276,468	258,058
Noncontrolling interests	710	602
Total equity	277,178	258,660
	$1,978,983	$1,957,710

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Services and fees	$154,859	$118,882	$286,712	$207,331
Interest income - Securities lending	7,665	6,591	16,995	13,882
Sale of goods	2,160	28	3,105	66
Total revenues	164,684	125,501	306,812	221,279
Operating expenses:
Direct cost of services	24,232	13,925	42,769	25,577
Cost of goods sold	1,805	49	2,924	90
Selling, general and administrative expenses	87,338	76,723	177,881	144,821
Restructuring charge	1,552	1,602	1,699	1,819
Interest expense - Securities lending	5,502	4,724	12,306	9,892
Total operating expenses	120,429	97,023	237,579	182,199
Operating income	44,255	28,478	69,233	39,080
Other income (expense):
Interest income	331	166	968	294
(Loss) income from equity investments	(1,400)	4,893	(5,162)	4,221
Interest expense	(11,588)	(10,359)	(22,358)	(14,586)
Income before income taxes	31,598	23,178	42,681	29,009
Provision for income taxes	(9,289)	(5,377)	(12,393)	(6,366)
Net income	22,309	17,801	30,288	22,643
Net income attributable to noncontrolling interests	152	804	108	1,143
Net income attributable to B. Riley Financial, Inc.	$22,157	$16,997	$30,180	$21,500

Basic income per share	$0.84	$0.67	$1.15	$0.83
Diluted income per share	$0.82	$0.64	$1.13	$0.80

Weighted average basic shares outstanding	26,278,352	25,424,178	26,247,952	25,799,077
Weighted average diluted shares outstanding	26,896,573	26,397,513	26,770,922	26,785,169

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$30,288	$22,643
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,744	6,670
Provision for doubtful accounts	1,067	648
Share-based compensation	5,548	5,559
Non-cash interest and other	(3,144)	1,870
Effect of foreign currency on operations	339	(582)
Loss (income) from equity investments	5,162	(4,221)
Deferred income taxes	6,430	7
Impairment of leaseholds and intangibles, lease loss accrual and gain on disposal of fixed assets	(344)	1,403
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	446	543
Change in operating assets and liabilities:
Due from clearing brokers	8,493	(3,763)
Securities and other investments owned	3,287	(15,180)
Securities borrowed	171,425	(206,899)
Accounts receivable and advances against customer contracts	(22,420)	(208,658)
Prepaid expenses and other assets	(45,500)	(16,108)
Accounts payable, accrued payroll and related expenses, accrued expenses and other liabilities	1,143	5,320
Amounts due to/from related parties and partners	(3,454)	3,362
Securities sold, not yet purchased	5,131	(10,708)
Deferred revenue	(790)	459
Securities loaned	(171,413)	208,869
Net cash provided by (used in) operating activities	1,438	(208,766)
Cash flows from investing activities:
Purchases of loans receivable	(225,072)	—
Repayments of loans receivable	17,640	—
Purchases of property, equipment and intangible assets	(2,514)	(1,836)
Proceeds from sale of property, equipment and intangible assets	503	37
Equity investments	(25,183)	(3,575)
Proceeds from sale of division of magicJack	6,196	—
Dividends from equity investments	854	1,695
Net cash used in investing activities	(227,576)	(3,679)
Cash flows from financing activities:
Proceeds from asset based credit facility	—	300,000
Repayment of asset based credit facility	—	(194,460)
Proceeds from notes payable	—	51,020
Repayment of notes payable	(357)	(357)
Proceeds from term loan	10,000	—
Repayment of term loan	(8,305)	—
Proceeds from issuance of senior notes	123,935	132,123
Payment of debt issuance costs	(2,039)	(4,936)
Payment of employment taxes on vesting of restricted stock	(2,291)	(3,570)
Dividends paid	(9,991)	(9,549)
Repurchase of common stock	(3,252)	(17,338)
Repurchase of warrants	(2,777)	—
Distribution to noncontrolling interests	(856)	(782)
Net cash provided by financing activities	104,067	252,151
(Decrease) increase in cash, cash equivalents and restricted cash	(122,071)	39,706
Effect of foreign currency on cash, cash equivalents and restricted cash	37	(499)
Net (decrease) increase in cash, cash equivalents and restricted cash	(122,034)	39,207
Cash, cash equivalents and restricted cash, beginning of year	180,278	152,534
Cash, cash equivalents and restricted cash, end of period	$58,244	$191,741

Supplemental disclosures:
Interest paid	$22,112	$21,868
Taxes paid	$891	$2,306

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Segment Financial Information

Unaudited

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Capital Markets segment:
Revenues - Services and fees	$86,583	$71,194	$162,554	$124,232
Interest income - Securities lending	7,665	6,591	16,995	13,882
Total revenues	94,248	77,785	179,549	138,114
Selling, general and administrative expenses	(63,041)	(57,713)	(126,430)	(111,352)
Restructuring (charge) recovery	(25)	(1,774)	4	(2,029)
Interest expense - Securities lending	(5,502)	(4,724)	(12,306)	(9,892)
Depreciation and amortization	(1,287)	(1,555)	(2,563)	(3,119)
Segment income	24,393	12,019	38,254	11,722
Auction and Liquidation segment:
Revenues - Services and fees	33,740	26,836	54,449	42,353
Revenues - Sale of goods	1,176	—	1,176	—
Total revenues	34,916	26,836	55,625	42,353
Direct cost of services	(12,939)	(6,849)	(19,213)	(11,425)
Cost of goods sold	(852)	(16)	(866)	(17)
Selling, general and administrative expenses	(3,295)	(3,617)	(6,210)	(6,498)
Depreciation and amortization	(2)	(8)	(4)	(16)
Segment income	17,828	16,346	29,332	24,397
Valuation and Appraisal segment:
Revenues - Services and fees	9,742	9,459	18,325	17,979
Direct cost of services	(4,569)	(4,123)	(8,990)	(8,321)
Selling, general and administrative expenses	(2,405)	(2,414)	(5,171)	(4,759)
Depreciation and amortization	(31)	(54)	(64)	(103)
Segment income	2,737	2,868	4,100	4,796
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	24,794	11,393	51,384	22,767
Revenues - Sale of goods	984	28	1,929	66
Total revenues	25,778	11,421	53,313	22,833
Direct cost of services	(6,724)	(2,953)	(14,566)	(5,831)
Cost of goods sold	(953)	(33)	(2,058)	(73)
Selling, general and administrative expenses	(5,495)	(2,015)	(12,515)	(3,973)
Depreciation and amortization	(3,300)	(1,679)	(6,763)	(3,358)
Restructuring charge	(1,527)	—	(1,703)	—
Segment income	7,779	4,741	15,708	9,598
Consolidated operating income from reportable segments	52,737	35,974	87,394	50,513

Corporate and other expenses (including restructuring recovery of $172 and $210 during the three and six months ended June 30, 2018, respectively)	(8,482)	(7,496)	(18,161)	(11,433)
Interest income	331	166	968	294
(Loss) income on equity investments	(1,400)	4,893	(5,162)	4,221
Interest expense	(11,588)	(10,359)	(22,358)	(14,586)
Income before income taxes	31,598	23,178	42,681	29,009
Provision for income taxes	(9,289)	(5,377)	(12,393)	(6,366)
Net income	22,309	17,801	30,288	22,643
Net income attributable to noncontrolling interests	152	804	108	1,143
Net income attributable to B. Riley Financial, Inc.	$22,157	$16,997	$30,180	$21,500

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to B. Riley Financial, Inc.	$22,157	$16,997	$30,180	$21,500
Adjustments:
Provision for income taxes	9,289	5,377	12,393	6,366
Interest expense	11,588	10,359	22,358	14,586
Interest income	(331)	(166)	(968)	(294)
Share based payments	2,934	2,678	5,548	5,236
Depreciation and amortization	4,831	3,333	9,744	6,670
Restructuring costs	1,552	1,602	1,699	1,819
Transactions related costs and other	836	1,191	6,332	1,545

Total EBITDA adjustments	30,699	24,374	57,106	35,928

Adjusted EBITDA	$52,856	$41,371	$87,286	$57,428

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to B. Riley Financial, Inc.	$22,157	$16,997	$30,180	$21,500
Adjustments:
Share based payments	2,934	2,678	5,548	5,236
Amortization of intangible assets	3,344	2,146	6,721	4,306
Restructuring costs	1,552	1,602	1,699	1,819
Transactions related costs and other	836	1,191	6,332	1,545
Income tax effect of adjusting entries	(2,560)	(1,831)	(5,805)	(2,783)
Adjusted net income attributable to B. Riley Financial, Inc.	$28,263	$22,783	$44,675	$31,623

Adjusted income per common share:
Adjusted basic income per share	$1.08	$0.90	$1.70	$1.23
Adjusted diluted income per share	$1.05	$0.86	$1.67	$1.18

Shares used to calculate adjusted basic net income per share	26,278,352	25,424,178	26,247,952	25,799,077
Shares used to calculate adjusted diluted net income per share	26,896,573	26,397,513	26,770,922	26,785,169

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Contacts

Investors	Media
B. Riley Financial	Jo Anne McCusker
ir@brileyfin.com	jmccusker@brileyfin.com
(310) 966-1444	(646) 885-5425